                                                                    EXHIBIT 23.5


               Consent of Ernst & Young LLP, Independent Auditors


We consent to the reference to our firm under the caption "Experts" and to the use of our report dated November 17, 1999, with respect to the financial statements of Executive LAN Management, Inc., dba Micro Visions, included in the Registration Statement (Form SB-2) and related Prospectus of FutureLink Corp. dated December 19, 2000.

                                             /s/ ERNST & YOUNG LLP

Orange County, California
December 15, 2000